As filed with the Securities and Exchange Commission on December 31, 2013

Registration No. 333-153227

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CECIL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-1883546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

127 North Street
Elkton, Maryland  21921
(410) 398-1650
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cecil Bancorp, Inc. Employees’ Savings & Profit Sharing Plan and Trust
(Full title of the plan)

Terrie G. Spiro
President and Chief Executive Officer
127 North Street
Elkton, Maryland  21921
(410) 398-1650
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Stewart, Esq.
Spidi & Fisch, PC
1227 25th Street, N.W., Suite 200 West
Washington, D.C.  20037
(202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Explanatory Statement

Cecil Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) in order to deregister certain shares of its common stock, $0.01 par value per share (the “Common Stock”), that were previously registered by the Company pursuant to the Registration Statement on Form S-8 (File No. 333-153227), filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2008 (the “Registration Statement”), relating to the registration of 145,829 shares of the Common Stock and an indeterminate amount of plan interests issuable under the Cecil Bancorp, Inc. Employees’ Savings and Profit Sharing Plan and Trust.

In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to remove from registration all shares of the Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement and the offering thereunder.

SIGNATURES

Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkton, State of Maryland, on December 18, 2013.

CECIL BANCORP, INC.

By:	/s/ Terrie G. Spiro
Terrie G. Spiro
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Terrie G. Spiro
Terrie G. Spiro	President and Chief Executive Officer (Principal Executive Officer)	December 18, 2013

/s/ R. Lee Whitehead
R. Lee Whitehead	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2013

/s/ William H. Cole, IV
William H. Cole, IV	Chairman of the Board and Director	December 18, 2013

/s/ Matthew G. Bathon
Matthew G. Bathon	Director	December 20, 2013

/s/ Arthur S. Hock
Arthur S. Hock	Director	December 18, 2013

/s/ Mark W. Saunders
Mark W. Saunders	Director	December 18, 2013

/s/ Thomas L. Vaughan, Sr.
Thomas L. Vaughan, Sr.	Director	December 18, 2013

SIGNATURES

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Cecil Bancorp, Inc. Employees’ Savings & Profit Sharing Plan and Trust has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkton, State of Maryland, on this 18th day of December, 2013.

CECIL BANCORP, INC. EMPLOYEE SAVINGS & PROFIT SHARING PLAN AND TRUST

By:	/s/ Terrie G. Spiro
Terrie G. Spiro
Its President

On behalf of
Cecil Bancorp, Inc. as Plan Administrator